Exhibit 10.1

AVIS BUDGET CAR RENTAL, LLC

and

AVIS BUDGET FINANCE, INC.,
as Issuers,

The GUARANTORS from time to time parties hereto

and

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
as Trustee

______

SUPPLEMENTAL INDENTURE
DATED as of FEBRUARY 9, 2007
TO THE INDENTURE
DATED as of APRIL 19, 2006

______

FLOATING RATE SENIOR NOTES DUE 2014

7.625% SENIOR NOTES DUE 2014

7.75% SENIOR NOTES DUE 2016

SUPPLEMENTAL INDENTURE, dated as of February 9, 2007 (this "Supplemental Indenture"), by and among Avis Budget Group, Inc., a corporation organized under the laws of the State of Delaware ("Avis Budget Group"), Avis Budget Car Rental, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), and Avis Budget Finance, Inc., a corporation organized under the laws of the State of Delaware (together with the Company, "the Issuers"), the other guarantors parties hereto (the "Existing Guarantors") and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee") under the Indenture referred to below.

WHEREAS, the Issuers, the Existing Guarantors and the Trustee are parties to an indenture, dated as of April 19, 2006 (the "Indenture"), providing for the issuance of Floating Rate Senior Notes due 2014, 7.625% Senior Notes due 2014 and 7.75% Senior Notes due 2016 of the Issuers (collectively, the “Notes”); and

WHEREAS, Section 901(4) of the Indenture provides that the Company may enter into a supplemental indenture to the Indenture with the Trustee to add Guarantees (as such term is defined in the Indenture) with respect to the Notes, without the consent of the Holders; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually covenanted and agreed, for the benefit of all Holders of the Notes as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1  Unless the context otherwise requires:

(a)  a term not defined herein that is defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)  a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c)  the singular includes the plural and vice versa;

(d)  unless otherwise specified, any reference to a Section or Article is to a Section or Article of this Supplemental Indenture; and

(e)  headings are for convenience of reference only and do not affect interpretation;

Section 1.2  The definition of "Guarantor" contained in Section 101 of the Indenture is hereby amended to read in its entirety as follows:

"Guarantor" means Avis Budget Group, Inc., a corporation organized under the laws of the State of Delaware, Avis Budget Holdings, LLC, a limited liability company organized under the laws of the State of Delaware, and each Subsidiary Guarantor.

ARTICLE II

REGISTRATION RIGHTS AGREEMENT

Section 2.1  Promptly following the execution and delivery of this Supplemental Indenture, Avis Budget Group will execute a counterpart to the Registration Rights Agreement, dated April 19, 2006, by and among the Issuers, the guarantors party thereto and J.P. Morgan Securities Inc., on behalf of itself and the other initial purchasers listed on schedule 2 thereto (the "Initial Purchasers"), in the form attached thereto as Annex A, and will deliver such counterpart to the Initial Purchasers no later than five Business Days following the execution thereof.

ARTICLE III

MISCELLANEOUS

Section 3.1  The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

Section 3.2  All covenants and agreements in this Supplemental Indenture by the Issuers, the Guarantors and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 3.3  In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.4  Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of any Guarantee by Avis Budget Group or any provision contained herein or in Article XIII of the Indenture.

Section 3.5  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 3.6  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

Section 3.7  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.8  The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

AVIS BUDGET CAR RENTAL, LLC AVIS BUDGET FINANCE, INC.
By:	/s/ David B. Wyshner
Name: David B. Wyshner Title: Executive Vice President, Chief Financial Officer and Treasurer

AVIS BUDGET GROUP, INC. AVIS BUDGET HOLDINGS, LLC
By:	/s/ David B. Wyshner
Name: David B. Wyshner Title: Executive Vice President, Chief Financial Officer and Treasurer

AVIS ASIA AND PACIFIC, LIMITED
AVIS CAR RENTAL GROUP, LLC
AVIS CARIBBEAN, LIMITED
AVIS ENTERPRISES, INC.
AVIS GROUP HOLDINGS, LLC
AVIS INTERNATIONAL, LTD.
AVIS LEASING CORPORATION
AVIS RENT A CAR SYSTEM, LLC
PF CLAIMS MANAGEMENT, LTD.
WIZARD CO., INC.

By:	/s/ F. Robert Salerno
Name: F. Robert Salerno Title: President

AB CAR RENTAL SERVICES, INC.
By:	/s/ David B. Wyshner
Name: David B. Wyshner Title: Treasurer

ARACS LLC AVIS OPERATIONS, LLC
By:	/s/ F. Robert Salerno
Name: F. Robert Salerno Title: President

BGI LEASING, INC. BUDGET RENT A CAR SYSTEM, INC.
By:	/s/ David B. Wyshner
Name: David B. Wyshner Title: Executive Vice President, Chief Financial Officer and Treasurer

BUDGET TRUCK RENTAL LLC
By:	/s/ David B. Wyshner
Name: David B. Wyshner Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Supplemental Indenture

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee
By:	/s/ Warren Goshine
Authorized Officer